UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cinemark Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CINEMARK HOLDINGS, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2024

This supplement (the “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Cinemark Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 2, 2024 in connection with the Company’s annual meeting of stockholders (the “Annual Meeting”), to be held on May 15, 2024 at 8:30 a.m. Central Daylight Time. This Supplement is being filed with the SEC and made available to stockholders on or about April 9, 2024.

The purpose of this Supplement is to clarify the voting standards on Item 2: Advisory Vote to Approve Compensation of Named Executive Officers (“Item 2”) and Item 4: Approval of Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan (“Item 4”) regarding the treatment and effect of abstentions and broker non-votes on the vote for each such proposal. The voting standard for Items 2 and 4 is as set forth on pages 55-56 of the Proxy Statement.

Accordingly, the Proxy Statement is hereby supplemented as follows:

•
The text below replaces the language under the heading ““Routine” and “Non-Routine” Ballot Measures” on page 55 of the Proxy Statement:

“Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for 2024 (Item 3) is considered a “routine” matter, and the election of directors (Item 1), the non-binding, annual advisory vote on executive compensation (Item 2), and the vote to approve the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan (Item 4) are considered “non-routine” matters.”

•
The text below replaces the language under the heading “Voting Requirement for Each of the Items” on pages 55-56 of the Proxy Statement:

“Approval of Item 1: Directors are elected by a plurality voting standard. The nominees who receive the highest number of affirmative votes cast by the stockholders present at the Annual Meeting or represented by proxy at the meeting and entitled to vote thereon will be elected. However, pursuant to the Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation from the Board and all committees of the Board following certification of the results of the Annual Meeting by the Inspector of Elections. The Governance Committee (excluding the nominee in question if applicable) would then consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation. Within 90 days following certification of the results of the annual meeting of stockholders, the Board will make a final determination as to whether to accept the director’s resignation. The Board’s explanation of its decision would then be promptly disclosed in a Form 8-K filed with the SEC. If a director’s resignation is rejected by the Board, the director will continue to serve for the remainder of the term for which he or she was elected and until his or her successor is duly elected, except in the event of his or her earlier death, resignation or removal. The Board believes that this voting policy promotes stability in governance by ensuring that a full slate of carefully chosen and nominated members is elected at each annual meeting of stockholders.

Under the plurality voting standard, votes marked “For” will be counted in favor of the director nominee and broker non-votes and votes withheld shall have no effect on the election of a director. However, a withheld vote could affect whether such director would be required to submit a resignation as discussed above.

Approval of Item 2: The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this item requires the affirmative vote of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and is considered a “non-routine” matter meaning your bank, broker, trust or other nominee does not have discretionary authority to vote on such proposal, broker non-votes will have no effect on approval of this item. Abstentions will also have no effect on this item.

Approval of Item 3: The ratification of the appointment of Deloitte & Touche requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this item is considered a “routine” matter, broker non-votes do not arise as brokers and banks may exercise discretionary authority to vote your shares. Abstentions will have no effect on this item.

Approval for Item 4: The vote to approve the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this item requires the affirmative vote of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and is considered a “non-routine” matter meaning your bank, broker, trust or other nominee does not have discretionary authority to vote on such proposal, broker non-votes will have no effect on approval of this item. Abstentions will also have no effect on this item.”

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. Whether or not you plan to attend the Annual Meeting, the Company urges you to please cast your vote as soon as possible by using one of the methods described in the Proxy Statement.